CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our report dated March 7, 1997, in this Registration Statement (Form N-1A 33-20891) of Dreyfus New Jersey Municipal Money Market Fund, Inc.




                                          ERNST & YOUNG LLP

New York, New York
May 20, 1997